VOTE VIA THE INTERNET:

VOTE VIA THE TELEPHONE:

999 9999 9999 999

AXA EQUITABLE LIFE INSURANCE COMPANY

VOTING INSTRUCTION CARD

SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD ON JULY 5, 2007

The undersigned, the owner of one or more variable life insurance policies or variable annuity contracts or certificates (“Contracts”) whose account value is invested in the EQ/AllianceBernstein Growth and Income Portfolio (“Growth and Income Portfolio”) and/or the EQ/Capital Guardian U.S. Equity Portfolio (“U.S. Equity Portfolio) (together, the “Acquired Portfolios”), series of EQ Advisors Trust (the “Trust”), hereby instructs AXA Equitable Life Insurance Company (“AXA Equitable”), the owner of the shares of the Trust attributable to the Contracts and, therefore, a shareholder of the Trust, (i) to vote as indicated on the reverse side on each of the specific proposals that will be considered at the Special Meeting of the Shareholders of the Acquired Portfolios, or any adjournment thereof (“Meeting”), as described in the Trust’s Combined Proxy Statement and Prospectus dated May     , 2007 (“Proxy Statement/Prospectus”), (ii) to vote, in adjournment thereof, as described in the Proxy Statement/Prospectus, and (iii) to vote, in its discretion, on such other matters as may properly come before the Meeting.

This Voting Instruction Card is solicited by AXA Equitable as a shareholder of the Trust. Receipt of the Notice of Meeting, Information Statement and the Trust’s Proxy Statement/Prospectus accompanying this Voting Instruction Card is acknowledged by the undersigned.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET

Dated 2007

Signature(s) (if held jointly)	(Please sign in box)

NOTE: Please sign your name or names exactly as it appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.    X

PLEASE DO NOT USE FINE POINT PENS.

IF YOU SIGN AND RETURN THIS VOTING INSTRUCTION CARD WITHOUT DIRECTING US HOW TO VOTE, THE SHARES REPRESENTED BY THIS VOTING INSTRUCTION CARD WILL BE VOTED “FOR” THE PROPOSALS.

Voting instructions executed by a Contractholder may be revoked at any time prior to AXA Equitable voting the shares represented thereby by the Contractholder providing AXA Equitable with a properly executed written revocation of such voting instructions, or by the Contractholder providing AXA Equitable with proper later-dated voting instructions by telephone or by the Internet. Proxies executed by AXA Equitable may be revoked at any time before they are exercised by a written revocation received by the Secretary of the Trust, by properly executing a later-dated proxy or by attending the Meeting and voting in person, by telephone or by the Internet.

This Voting Instruction Card, when properly executed, will be voted in the matter directed herein by the undersigned.

THE TRUSTEES UNANIMOUSLY RECOMMEND THAT CONTRACTHOLDERS INSTRUCT AXA EQUITABLE TO VOTE “FOR” THE FOLLOWING PROPOSALS.

	FOR	AGAINST	ABSTAIN
1. To approve the Plan of Reorganization and Termination adopted by the Trust, with respect to the reorganization of the Growth and Income Portfolio, a series of the Trust, into the EQ/AllianceBernstein Value Portfolio, also a series of the Trust.	☐	☐	☐

2. To approve the Plan of Reorganization and Termination adopted by the Trust, with respect to the reorganization of the U.S. Equity Portfolio, a series of the Trust, into the EQ/Capital Guardian Research Portfolio, also a series of the Trust.	☐	☐	☐

VOTE VIA THE INTERNET:

VOTE VIA THE TELEPHONE:

999 9999 9999 999

EQ ADVISORS TRUST

PROXY CARD

SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD ON JULY 5, 2007

This proxy is being solicited for the Board of Trustees of EQ Advisors Trust (the “Trust”) on behalf of the EQ/AllianceBernstein Growth and Income Portfolio (“Growth and Income Portfolio”) and the EQ/Capital Guardian U.S. Equity Portfolio (“U.S. Equity Portfolio) (together, the “Acquired Portfolios”), each of which is a series of the Trust. The undersigned hereby appoints as proxies                      and                     , and each of them (with power of substitution) to (i) vote as indicated on the reverse side on each of the specific proposals that will be considered at the Special Meeting of the Shareholders of the Acquired Portfolios, or any adjournment thereof (“Meeting”), as described in the Trust’s Combined Proxy Statement and Prospectus dated May     , 2007 (“Proxy Statement/Prospectus”), (ii) to vote, in adjournment thereof, as described in the Proxy Statement/Prospectus, and (iii) to vote, in its discretion, on such other matters as may properly come before the Meeting, with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed on the reverse side of this proxy card. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” the proposal.

Receipt of the Notice of Meeting and the Trust’s Proxy Statement/Prospectus accompanying this Proxy Card is acknowledged by the undersigned.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET

Dated 2007

Signature(s) (if held jointly)	(Please sign in box)

NOTE: Please sign your name or names exactly as it appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.    X

PLEASE DO NOT USE FINE POINT PENS.

Proxies may be revoked at any time before they are exercised by a written revocation received by the Secretary of the Trust, by properly executing a later-dated proxy or by attending the Meeting and voting in person, by telephone or by the Internet.

This Proxy Card, when properly executed, will be voted in the matter directed herein by the undersigned.

THE TRUSTEES UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE “FOR” THE FOLLOWING PROPOSALS.

	FOR	AGAINST	ABSTAIN
1. To approve the Plan of Reorganization and Termination adopted by the Trust, with respect to the reorganization of the Growth and Income Portfolio, a series of the Trust, into the EQ/AllianceBernstein Value Portfolio, also a series of the Trust.	☐	☐	☐

2. To approve the Plan of Reorganization and Termination adopted by the Trust, with respect to the reorganization of the U.S. Equity Portfolio, a series of the Trust, into the EQ/Capital Guardian Research Portfolio, also a series of the Trust.	☐	☐	☐